       As filed with the Securities and Exchange Commission on December 19, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           ARI NETWORK SERVICES, INC.
             (Exact name of registrant as specified in its charter)


             WISCONSIN                                         39-1388360
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                            330 EAST KILBOURN AVENUE
                         MILWAUKEE, WISCONSIN 53202-3166
                                 (414) 278-7676
          (Address and telephone number of principal executive offices)

                ARI NETWORK SERVICES, INC. 2000 STOCK OPTION PLAN
          ARI NETWORK SERVICES, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plans)

              JASON D. BARTEL                                Copies to:
         330 EAST KILBOURN AVENUE                        LARRY D. LIEBERMAN
     MILWAUKEE, WISCONSIN  53202-3166                   GODFREY & KAHN, S.C.
              (414) 278-7676                           780 NORTH WATER STREET
  (Name, address, and  telephone number,                MILWAUKEE,  WI  53202
including area code, of agent for service)                 (414) 273-3500


                                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
      Title of                                     Proposed maximum        Proposed maximum
     securities                                     offering price        aggregate offering          Amount of
  to be registered     Amount to be registered       per share (1)             price (1)          registration fee
---------------------- ------------------------- ---------------------- ------------------------ --------------------
Common Stock, $.001         525,000 Shares (2)            $1.66               $871,550                     $230
par value
=====================================================================================================================

(1) Estimated solely for the purpose of calculation of the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933 based on the average of the high and low price of the Common Stock on December 15, 2000, as reported in the Midwest Edition of The Wall Street Journal on December 18, 2000.

(2) Includes 450,000 shares under the 2000 Stock Option Plan and 75,000 shares under the 2000 Employee Stock Purchase Plan.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this Registration Statement:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 2000;

         (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 2000;

         (c) the Registrant's Current Report on Form 8-K dated November 13, 2000; and

         (d) the description of the Registrant's common stock contained in the Registrant's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the Common Stock offered hereby has been passed upon by Jason D. Bartel, the Registrant's Corporate Attorney. Mr. Bartel may receive options or other awards under one of the plans registered in this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 180.0851 of the Wisconsin Business Corporation Law (the "WBCL") requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In cases where a director or officer is not successful on the merits or otherwise in the defense of a proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

         Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a corporation's articles of incorporation or by-laws, a written agreement between the director or officer and the corporation or a resolution of the board of directors or the shareholders.

         Unless otherwise provided in the articles of incorporation or by-laws, or by written agreement between the director or officer and the corporation, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in Section 180.0855 of the
WBCL: (i) by majority vote of a disinterested quorum of the board of directors, or if such disinterested quorum cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee (or if unable to obtain such a quorum or committee, by a majority vote of the full board of directors); (iii) by a panel of three arbitrators (one of which is chosen by a quorum of disinterested


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

directors); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method permitted in Section 180.0858 of the WBCL.

         Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to the corporation written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties; and written confirmation to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         As permitted by Section 180.0858, the Registrant has adopted indemnification provisions in its by-laws which closely track the statutory indemnification provisions with certain exceptions. In particular, Section 7.1 of the Registrant's by-laws, among other items, provides that (i) an individual shall be indemnified unless it is proved by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive. The Registrant has purchased directors' and officers' liability insurance which insures the Registrant's officers and directors against certain liabilities which may arise under the Securities Act of 1933.

ITEM 8.  EXHIBITS

         4.1 ARI Network Services, Inc. 2000 Stock Option Plan (incorporated herein by reference to Registrant's Proxy Statement for the 2000 Annual Meeting of Shareholders).

         4.2 ARI Network Services, Inc. 2000 Employee Stock Purchase Plan (incorporated herein by reference to Registrant's Proxy Statement for the 2000 Annual Meeting of Shareholders).

         5. Opinion of Jason D. Bartel regarding legality of Common Stock being registered.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Jason D. Bartel (included in Exhibit 5).

         24       Powers of attorney are included on the signature page hereof.

ITEM 9.  UNDERTAKINGS

         *(a)   The undersigned Registrant hereby undertakes:

                  (1) (iii) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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         *(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

-----------------
* Paragraph references correspond to those of Item 512 of Regulation S-K.







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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milwaukee, State of Wisconsin, on December 19, 2000.

                           ARI NETWORK SERVICES, INC.


                           By:    /s/ Brian E. Dearing
                                  ----------------------------------------------
                                  Brian E. Dearing, President and
                                  Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian E. Dearing and Jason D. Bartel, and each of them, his true and lawful attorney-in-fact and agent with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 was signed by the following persons in the capacities and on the dates indicated.

         Signature                                        Title                                           Date
         ---------                                        -----                                           ----
  /s/ Brian E. Dearing                       President and Chief Executive Officer and                  12/19/00
------------------------------------         Chairman of the Board of Directors (acting
Brian E. Dearing                             principal financial and accounting
                                             officers)

  /s/ Gordon J. Bridge                       Director                                                   12/18/00
------------------------------------
Gordon J. Bridge

  /s/ Francis Brzezinski                     Director                                                   12/18/00
------------------------------------
Francis Brzezinski

                                             Director
------------------------------------
Ted C. Feierstein

                                             Director
------------------------------------
Richard W. Weening

  /s/ D. Bruce Merrifield, Jr.               Director                                                   12/18/00
------------------------------------
D. Bruce Merrifield, Jr.




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                                 EXHIBIT INDEX

         EXHIBIT
         NUMBER                               DESCRIPTION
         -------           -----------------------------------------------------

         4.1 ARI Network Services, Inc. 2000 Stock Option Plan (incorporated herein by reference to Registrant's Proxy Statement for the 2000 Annual Meeting of Shareholders).

         4.2 ARI Network Services, Inc. 2000 Employee Stock Purchase Plan (incorporated herein by reference to Registrant's Proxy Statement for the 2000 Annual Meeting of Shareholders).

         5. Opinion of Jason D. Bartel regarding legality of Common Stock being registered.

         23.1              Consent of Ernst & Young LLP.

         23.2              Consent of Jason D. Bartel (included in Exhibit 5).

         24 Powers of attorney are included on the signature page hereof.







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